                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  June 26, 1997
                                                  -------------

                               Memry Corporation
                        ---------------------------------------------
             (Exact name of registrant as specified in its charter)

      Delaware            0-14068           06-1084424
--------------------      -------           ----------
  (State or other     (Commission   (IRS Employer
   jurisdiction of    File Number)  Identification No.)
   incorporation)


             57 Commerce Drive, Brookfield, Connecticut         06804
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          (Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code       (203) 740-7311
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         (Former name or former address, if changed since last report)

                                                               Page 1 of 3 Pages
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ITEM 9.   SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.
          ---------------------------------------------------

     On June 26, 1997, Memry Corporation (the "Company") sold 200,000 shares of its Common Stock, par value $0.01 per share ("Common Stock," and such shares, the "Shares"), to Dominion Financial Group International LDC, a Cayman Islands corporation ("Dominion"), for total consideration of $300,000, pursuant to the terms of the Company's standard securities purchase agreement for foreign sales. Such sale was part of an offering of an aggregate of up to 430,000 shares of Common Stock at $1.50 per share which began in April 1997 and is currently ongoing. The sale to Dominion was exempt from registration pursuant to the terms of Regulation S promulgated under the Securities Act of 1933, as amended ("Regulation S"). With respect to such exemption, the Company has relied on representations made by Dominion regarding, among other things, that Dominion is not a "U.S. person" as such term is defined in Regulation S. W. Andrew Krusen, Jr., a director of the Company, is the chairman of the executive committee of Dominion and also indirectly beneficially owns certain outstanding securities of LDC through Dominion Partners, of which Dominion Financial Group, Inc. (as to which Mr. Krusen is President and a principal shareholder) ("DFGI") is the managing general partner and immediate family members of Mr. Krusen are the remaining partners, and through DFGI itself. Mr. Krusen has filed or soon will be filing a Form 4 with the Securities and Exchange Commission to reflect his indirect beneficial ownership of the Shares to the extent of his pecuniary interest therein.

                                                              Page 2 of 3 Pages
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       MEMRY CORPORATION


Date: July 8, 1997                     By:/s/ James G. Binch
                                          -------------------------------
                                          James G. Binch
                                          President


                                                               Page 3 of 3 Pages